UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2021

EMBARK TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39881	86-3343695
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
424 Townsend Street San Francisco, California		94107
(Address of principal executive offices)		(Zip Code)
(415) 671-9628
(Registrant’s telephone number, including area code)
NORTHERN GENESIS ACQUISITION CORP. II
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	EMBK	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A Common Stock, each at an exercise price of $11.50 per share	EMBKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 9, 2021, Northern Genesis Acquisition Corp. II (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Business Combination (defined terms not provided herein have the same meaning as such terms are defined in the Company’s proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on October 19, 2021 (the “Proxy Statement”)).

There were 51,750,000 shares of common stock of the Company issued and outstanding on October 6, 2021, the record date (the “Record Date”) for the Special Meeting. At the Special Meeting, there were 41,945,453 shares present either by proxy or online, representing approximately 81.05% of the total outstanding shares of the Company’s common stock as of the Record Date, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were submitted to a vote of stockholders. For more information on each of these proposals, see the Proxy Statement.

(1)	The Business Combination Proposal. A proposal to consider and vote upon a proposal to approve and adopt the Merger Agreement, a copy of which was attached to the Proxy Statement as Annex A.

(2)	The Charter Proposals. The following eight separate proposals to approve the Embark Technology Charter:

a.	Charter Proposal 2.A - to authorize the change in the authorized capital stock of the Company from 100,000,000 shares of the Company’s Common Stock and 1,000,000 shares of the Company’s Preferred Stock, to 4,000,000,000 shares of Embark Technology Class A Common Stock, 100,000,000 shares of Embark Technology Class B Common Stock and 10,000,000 shares of Embark Technology preferred stock;

b.	Charter Proposal 2.B - to authorize the dual-class capital structure and provide that holders of shares of Embark Technology Class A Common Stock will be entitled to one vote per share on all matters to be voted upon by the holders thereof, and holders of Embark Technology Class B Common Stock will be entitled to ten votes per share on all matters to be voted upon by the holders thereof;

c.	Charter Proposal 2.C - to provide that Embark Technology’s board of directors be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term;

d.	Charter Proposal 2.D - to provide that (i) after the Trigger Date and until the Sunset Date, a director of Embark Technology may be removed, with or without cause, only upon the affirmative vote of a holders of at least a majority of the voting power of all of the Embark Technology Common Stock entitled to vote in an election of directors and (ii) during any other period, including prior to the Trigger Date and after the Sunset Date, directors may be removed only for cause and only by holders of at least a majority of the voting power of all of the Embark Technology Common Stock entitled to vote in an election of directors;

e.	Charter Proposal 2.E - to provide that (i) following the Trigger Date and until the Sunset Date, all vacancies on the board of directors, however created, may only be filled by the affirmative vote of holders of at least a majority of the voting power of the outstanding Embark Technology Common Stock entitled to vote in an election of directors and (ii) for any other period, including prior to the Trigger Date and after the Sunset Date, any director vacancy may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum;

f.	Charter Proposal 2.F - to provide that the amendment of certain provisions of the Embark Technology Charter will require (i) prior to the Trigger Date, the affirmative vote of holders of at least a majority of the total voting power of all outstanding shares of Embark Technology Common Stock with each class voting separately as a class, and (ii) on or after the Trigger Date, the affirmative vote of holders of at least two-thirds of the total voting power of the outstanding Embark Technology Common Stock voting together as a single class;

g.	Charter Proposal 2.G - to provide that any amendment to the Embark Technology Bylaws will require (i) prior to the Trigger Date, the affirmative vote of holders of at least a majority of the total voting power of all outstanding shares of Embark Technology Common Stock with each class voting separately as a class, (ii) after the Trigger Date but prior to the Sunset Date, the affirmative vote of holders of at least a majority of the total voting power of the outstanding Embark Technology Common Stock entitled to vote on the election of directors voting together as a single class and (iii) after the Sunset Date, the affirmative vote of holders of at least two-thirds of the voting power of the then outstanding Embark Technology Common Stock entitled to vote in an election of directors, voting as a single class; and

h.	Charter Proposal 2.H - to authorize all other changes in connection with the replacement of the NGA Existing Charter with the Embark Technology Charter in connection with the consummation of the Business Combination (a copy of which is attached to the proxy statement/prospectus as Annex C), including (1) changing the corporate name from “Northern Genesis Acquisition Corp. II” to “Embark Technology, Inc.,” (2) making Embark Technology’s corporate existence perpetual, (3) electing not to be governed by Section 203 of the DGCL following the Trigger Date and, instead, be governed by a provision substantially similar to Section 203 of the DGCL, except that the modified restrictions provide that the Embark Founders and their permitted transferees will not be deemed to be “interested stockholders,” regardless of the percentage of their voting stock and are therefore not be subject to such restrictions; provided that, prior to the Trigger Date, Section 203 of the DGCL shall govern such transactions and (4) removing certain provisions related to the Company’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination and certain other changes that the Company’s Board deems appropriate for a public operating company, all of which the Company’s board of directors believes are necessary to adequately address the needs of Embark Technology after the Business Combination.

(3)	The Director Election Proposal. A proposal, assuming the Business Combination Proposal and the Charter Proposals are approved, to elect seven directors who, upon consummation of the Business Combination, will be the directors of Embark Technology.

(4)	The Stock Issuance Proposal. A proposal to approve for purposes of complying with the applicable provisions of NYSE Listed Company Manual Rule 312.03, the issuance of (a) Embark Technology Class A Common Stock to the PIPE Investors, including the FPA PIPE Investors, pursuant to the PIPE Financing and (b) Embark Technology Class A Common Stock and Embark Technology Class B Common Stock to the Embark Stockholders pursuant to the Merger Agreement.

(5)	The Incentive Award Plan Proposal. A proposal to approve and adopt the Embark Technology 2021 Plan.

(6)	The ESPP Proposal. A proposal to approve and adopt the ESPP.

(7)	The Adjournment Proposal. A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Special Meeting.

Each of the proposals was approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below.

Proposal	For	Against	Abstain	Broker Non-Votes
1. The Business Combination Proposal	39,965,277	1,980,124	52	0
2. The Charter Proposals:
Charter Proposal 2.A.	39,732,427	2,210,784	2,242	0
Charter Proposal 2.B.	39,707,872	2,234,999	2,582	0
Charter Proposal 2.C.	39,958,666	1,983,049	3,738	0
Charter Proposal 2.D.	39,961,514	1,980,847	3,092	0
Charter Proposal 2.E.	39,961,543	1,981,694	2,216	0
Charter Proposal 2.F.	39,960,487	1,981,870	3,096	0
Charter Proposal 2.G.	39,961,337	1,980,980	3,136	0
Charter Proposal 2.H.	39,955,240	1,986,931	3,282	0

	Votes For	Votes Withheld	Broker Non-Votes
3. The Director Election Proposal:
Alex Rodrigues	39,693,251	2,252,202	0
Brandon Moak	39,693,261	2,252,192	0
Elaine Chao	39,690,913	2,254,540	0
Patricia Chiodo	39,692,562	2,252,891	0
Pat Grady	39,693,261	2,252,192	0
Ian Robertson	39,215,167	2,730,284	0

	For	Against	Abstain	Broker Non-Votes
4. The Stock Issuance Proposal	39,961,785	1,980,471	3,197	0
5. The Incentive Award Plan Proposal	39,914,019	2,022,147	9,287	0
6. The ESPP Proposal	39,958,575	1,982,090	4,788	0
7. The Adjournment Proposal	39,695,043	2,249,793	617	0

Item 7.01.	Regulation FD Disclosure.

On November 10, 2021, the Company issued a press release announcing the closing the Business Combination and the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

Stockholders holding 29,986,289 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (“Trust Account”). As a result, approximately $299,884,977.33 (or approximately $10.00 per share) will be removed from the Trust Account to pay such holders.

The Company, Embark Trucks Inc., and Northern Genesis Sponsor II LLC (the “Sponsor”) agreed to a partial waiver of the forfeiture of certain Founder Shares held by Sponsor, pursuant to Sections 3.2 and 3.3 of the Sponsor Support Agreement entered into in connection with the Merger Agreement on June 22, 2021. The waiver was conditioned on Sponsor transferring such shares on a proportional basis to certain institutional investors in connection with an agreement by such investors to either (i) refrain from electing to redeem a specified number of its shares of Company common stock or (ii) revoke any prior redemption. The number of Founder Shares that the waiver applied to is 81,121 shares. The Founder Shares transferred to the institutional investors will remain subject to the lock-up restrictions in the Sponsor Support Agreement and will be eligible for registration pursuant to the Amended and Restated Registration Rights Agreement entered into at closing of the Business Combination.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 10, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 10, 2021

EMBARK TECHNOLOGY, INC.

By:	/s/ Richard Hawwa
Name: Richard Hawwa
Title: Chief Financial Officer